                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2002-1

                        Class A1 1.77% Asset Backed Notes
                        Class A2 1.95% Asset Backed Notes
                        Class A3 2.49% Asset Backed Notes
                        Class A4 3.04% Asset Backed Notes
                        Class B 3.52% Asset Backed Notes

DISTRIBUTION DATE: January 21, 2003
MONTHLY PERIOD:    December, 2002

Under the Sales and Servicing Agreement dated as of October 10, 2002 among Marshall & Ilsley Bank as servicer and Marshall & Ilsley Auto Receivables LLC, as seller, Marshall & Ilsley Auto Trust 2002-1 as issuer and the Bank One, National Association as indenture trustee, the Servicer is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Monthly Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note, and certain other information is presented upon the aggregate amounts for the Trust as a whole.

A.   Information Regarding the Current Monthly Distribution

1.   Notes

          (A) The aggregate amount of the distribution with respect to:

                         Class A-1 Notes                       21,528,024.35
                         Class A-2 Notes                          198,250.00
                         Class A-3 Notes                          394,250.00
                         Class A-4 Notes                          172,741.67
                           Class B Notes                           34,650.00


          (B) The amount of the distribution set forth in paragraph A.1 (A) above in respect of interest on:

                         Class A-1 Notes                          154,736.37
                         Class A-2 Notes                          198,250.00
                         Class A-3 Notes                          394,250.00
                         Class A-4 Notes                          172,741.67
                           Class B Notes                           34,650.00

          (C)

                   The amount of the distribution set forth in paragraph A.1(A) above in respect of principal on:

                         Class A-1 Notes                       21,373,287.98
                         Class A-2 Notes                               (0.00)
                         Class A-3 Notes                                 -
                         Class A-4 Notes                                 -
                           Class B Notes                                 -

                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2002-1

                        Class A1 1.77% Asset Backed Notes
                        Class A2 1.95% Asset Backed Notes
                        Class A3 2.49% Asset Backed Notes
                        Class A4 3.04% Asset Backed Notes
                        Class B 3.52% Asset Backed Notes

DISTRIBUTION DATE: January 21, 2003
MONTHLY PERIOD:    December, 2002

          (D) The amount of the distribution set forth in paragraph A.1 (A) above per $1,000 interest in:

                         Class A-1 Notes                       161.86484474
                         Class A-2 Notes                         1.62500000
                         Class A-3 Notes                         2.07500000
                         Class A-4 Notes                         2.53333338
                           Class B Notes                         2.93333333

          (E) The amount of the distribution set forth in paragraph A.1 (B) above per $1,000 interest in:


                         Class A-1 Notes                         1.16343135
                         Class A-2 Notes                         1.62500000
                         Class A-3 Notes                         2.07500000
                         Class A-4 Notes                         2.53333338
                           Class B Notes                         2.93333333

          (F) The amount of the distribution set forth in paragraph A.1 (C) above per $1,000 interest in:


                         Class A-1 Notes                       160.70141338
                         Class A-2 Notes                        (0.00000000)
                         Class A-3 Notes                                  -
                         Class A-4 Notes                                  -
                           Class B Notes                                  -

B.   INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

1.   Pool Balance and Note Principal Balance


          (A)      The Pool Balance at the close of business
                   on the last day of the Monthly Period:    473,650,684.17

                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2002-1

                        Class A1 1.77% Asset Backed Notes
                        Class A2 1.95% Asset Backed Notes
                        Class A3 2.49% Asset Backed Notes
                        Class A4 3.04% Asset Backed Notes
                        Class B 3.52% Asset Backed Notes

DISTRIBUTION DATE:  January 21, 2003
MONTHLY PERIOD:     December, 2002

     (B)            The aggregate outstanding principal
                    amount of each Class of Notes after giving effect to payments allocated to principal as set forth in paragraph A.1 (C) above with respect to:

                          Class A-1 Notes                     76,976,102.75
                          Class A-2 Notes                    122,000,000.00
                          Class A-3 Notes                    190,000,000.00
                          Class A-4 Notes                     68,187,500.00
                            Class B Notes                     11,812,500.00

     (C)            The Note Pool Factor for each Class of
                    Notes after giving affect to the payments set forth in paragraph A.1 (C) above with respect to:

                          Class A-1 Notes                        0.57876769
                          Class A-2 Notes                        1.00000000
                          Class A-3 Notes                        1.00000000
                          Class A-4 Notes                        1.00000000
                            Class B Notes                        1.00000000

     (D)            The amount of aggregate Realized Losses
                    for the preceding Monthly Period:

                                                                   3,843.21

     (E)            The aggregate Purchase Amount for all
                    Receivables that were repurchased in the
                    Monthly Period:                                       -

2. Servicing Fee

                    The aggregate amount of the Servicing Fee paid to the Servicer with respect to the preceding Monthly Period

                                                                 205,453.42

3. Payment Shortfalls

     (A)            The amount of the Noteholders' Interest
                    Carryover Shortfall after giving effect to the payments set forth in paragraph A.1 (B) above with respect to:

                          Class A-1 Notes                                 -
                          Class A-2 Notes                                 -
                          Class A-3 Notes                                 -
                          Class A-4 Notes                                 -
                            Class B Notes                                 -

                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2002-1

                        Class A1 1.77% Asset Backed Notes
                        Class A2 1.95% Asset Backed Notes
                        Class A3 2.49% Asset Backed Notes
                        Class A4 3.04% Asset Backed Notes
                        Class B 3.52% Asset Backed Notes

DISTRIBUTION DATE:  January 21, 2003
MONTHLY PERIOD:     December, 2002

     (B)            The amount of the Noteholders' Interest
                    Carryover Shortfall set forth in paragraph
                    3(A) above per $1,000 interest with respect to:

                           Class A-1 Notes                                    -
                           Class A-2 Notes                                    -
                           Class A-3 Notes                                    -
                           Class A-4 Notes                                    -
                             Class B Notes                                    -

4

     (A) The aggregate amount of collections by the Servicer during the preceding Monthly
                    Period:

                                                                  22,599,420.36

     (B)            The aggregate amount which was received
                    by the Trust from the Servicer during the
                    Monthly Period:                               22,393,966.94

     (C)       The number of Receivables that are delinquent for:

                                30-59 days                                   90
                                60-89 days                                   20
                           90 or more days                                   11
            Repossessed Autos in Inventory                                    3

M&I Auto Loan Trust 2002-1                                                Page 1
Monthly Servicing Report

Distribution Date                   January 21, 2003                                            Closing Date:       October 10, 2002
Collection Period Begin Date:       December 1, 2002                              Previous Distribution Date:      December 20, 2002
Collection Period End Date:        December 31, 2002                     Previous Collection Period End Date:      November 30, 2002

------------------------------------------------------------------------------------------------------------------------------------
A. Initial Bond Characteristics          Cutoff Balance         Coupon         Accrual Calendar    Legal Final Maturity      CUSIP
------------------------------------------------------------------------------------------------------------------------------------
I.  Class A-1 Notes                     $133,000,000.00         1.770%             Actual/360          October 20, 2003    55255PAF7
ii  Class A-2 Notes                     $122,000,000.00         1.950%               30/360               July 20, 2005    55255PAG5
iii Class A-3 Notes                     $190,000,000.00         2.490%               30/360            October 22, 2007    55255PAH3
iv  Class A-4 Notes                     $ 68,187,500.00         3.040%               30/360            October 20, 2008    55255PAJ9
v   Class B Notes                       $ 11,812,500.00         3.520%               30/360          September 21, 2009    55255PAK6
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B. Bond Balances                 Balance as of                   % of Original Balance          Unpaid Interest   Unpaid Interest
                         12/20/2002        01/21/2003       12/20/2002            01/21/2003       12/20/2002        01/21/2003
------------------------------------------------------------------------------------------------------------------------------------
I.  Class A-1 Notes   $ 98,349,390.73   $ 76,976,102.75       73.95%                57.88%             -                 -
ii  Class A-2 Notes   $122,000,000.00   $122,000,000.00      100.00%               100.00%             -                 -
iii Class A-3 Notes   $190,000,000.00   $190,000,000.00      100.00%               100.00%             -                 -
iv  Class A-4 Notes   $ 68,187,500.00   $ 68,187,500.00      100.00%               100.00%             -                 -
v   Class B Notes     $ 11,812,500.00   $ 11,812,500.00      100.00%               100.00%             -                 -
------------------------------------------------------------------------------------------------------------------------------------

M&I Auto Loan Trust 2002-1                                                Page 2
Monthly Servicing Report

Distribution Date                 January 21, 2003                                          Closing Date:           October 10, 2002
Collection Period Begin Date:     December 1, 2002                            Previous Distribution Date:          December 20, 2002
Collection Period End Date:      December 31, 2002                   Previous Collection Period End Date:          November 30, 2002

------------------------------------------------------------------------------------------------------------------------------------
C. Reserve Account

------------------------------------------------------------------------------------------------------------------------------------
I.   Initial Reserve Deposit                                                            $2,431,305.00
ii   Reserve Account Deposits for Prefunding                                            $        0.00
iii  Beginning of Period Reserve Balance (Including Prefunding Deposits)                $2,624,940.86
iv   Specified Reserve Account Percent                                                           0.50% of Aggregate Loans Purchased
v    Specified Reserve Account Floor                                                    $        0.00
vi   Specified Reserve Account Balance                                                  $2,624,940.86
vii  Reserve Account Release                                                            $        0.00
viii Reserve Account Draws                                                              $        0.00
ix   Reserve Account Deposits                                                           $        0.00
x    End of Period Reserve Balance                                                      $2,624,940.86
xi   Outstanding Simple Interest Advances                                               $   67,792.66

------------------------------------------------------------------------------------------------------------------------------------
D. Pre-Funding Account

-------------------------------------------------------------------------------------
I.   Pre-Funding Amount %                                                      17.57%
ii   Pre-Funding Transfer Amount                                      $92,217,688.56
iii  Pre-Funding Account Balance                                      $         0.00
iv   Investment Earnings and Income on funds in deposit               $         0.00
     in the Pre-Funding Account during the collection period
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
E. Servicing

-------------------------------------------------------------------------------------
I.   Servicing Fee Percentage                                                   0.50%
ii   Beginning of Period Servicing Shortfall                                    0.00
iii  End of Period Servicing Shortfall                                          0.00
-------------------------------------------------------------------------------------

M&I Auto Loan Trust 2002-1                                                Page 3
Monthly Servicing Report

Distribution Date                 January 21, 2003                                      Closing Date:               October 10, 2002
Collection Period Begin Date:     December 1, 2002                        Previous Distribution Date:              December 20, 2002
Collection Period End Date:      December 31, 2002               Previous Collection Period End Date:              November 30, 2002
------------------------------------------------------------------------------------------------------------------------------------
F. Portfolio Characteristics                Initial Balance             Balance as of                        % of Original as of
                                               10/04/2002         11/30/2002       12/31/2002             11/30/2002      12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
I.   Principal Balance                      $432,770,483.68    $493,088,215.55   $473,650,684.17            113.94%        109.45%
ii   Number of Contracts                             32,439             36,863            36,072            113.64%        111.20%
iii  Weighted Average Coupon (WAC)                     7.32%              7.22%             7.21%
iv   Weighted Average Original Term                   59.64              59.71             59.73
v    Weighted Average Remaining Term                  50.24              50.32             49.45
vi   Weighted Average Seasoning                        9.40               9.40             10.28
------------------------------------------------------------------------------------------------------------------------------------

M&I Auto Loan Trust 2002-1                                                Page 4
Monthly Servicing Report


Distribution Date                January 21, 2003                                Closing Date:    August 30, 2001
Collection Period Begin Date:    December 1, 2002                  Previous Distribution Date:  December 20, 2002
Collection Period End Date:      December 31, 2002        Previous Collection Period End Date:  November 30, 2002

------------------------------------------------------------------------------------------------------------------------------------
G.1 Portfolio Performance            # of                  % of # of                  Principal               % of Principal
                                   Contracts                Contracts                  Balance                    Balance
                            11/30/2002   12/31/2002  11/30/2002    12/31/2002  11/30/2002    12/31/2002  11/30/2002     12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
I.  30-59 Days Delinquent      82           90         0.22%          0.25%    875,827.42  1,026,911.37    0.18%           0.22%
ii  60-89 Days Delinquent      14           20         0.04%          0.06%    185,681.82    251,432.90    0.04%           0.05%
iii 90-119 Days Delinquent      0           11         0.00%          0.03%          0.00    153,619.37    0.00%           0.03%
iv  120+ Days Delinquent        0            0         0.00%          0.00%          0.00          0.00    0.00%           0.00%
v   Repo in Inventory
    (Charged-Off)               0            0         0.00%          0.00%          0.00          0.00    0.00%           0.00%
vi  Repo in Inventory
    (Not Charged-Off)           0            3         0.00%          0.01%          0.00     48,304.46    0.00%           0.01%
vii Gross Charge-Offs in
    Period                      0            1         0.00%          0.00%          0.00      4,413.68    0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
G.2 Ratios                                       Ratio
                            10/31/2002        11/30/2002     12/31/2002      3 Month Average
-----------------------------------------------------------------------------------------------------------------
I.  Net Loss Ratio             0.00%             0.00%         0.01%             0.00%
ii  Delinquency Ratio          0.00%             0.04%         0.09%             0.04%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
H. Portfolio Charge-Offs                      Dollar Amount               % of Original Balance
                                      11/30/2002       12/31/2002    11/30/2002         12/31/2002
-----------------------------------------------------------------------------------------------------------------
I.  Gross Charge-Offs in Period       $     0.00         $4,413.68        0.000%             0.001%
ii  Cumulative Gross Charge-Offs      $     0.00         $4,413.68        0.000%             0.001%
iii Net Losses in Period                ($818.50)        $3,843.21        0.000%             0.001%
iv  Cumulative Net Losses             ($1,025.56)        $2,817.65        0.000%             0.001%
-----------------------------------------------------------------------------------------------------------------

M&I Auto Loan Trust 2002-1                                                Page 5
Monthly Servicing Report

Distribution Date              January 21, 2003                                Closing Date:        October 10, 2002
Collection Period Begin Date:  December 1, 2002                  Previous Distribution Date:       December 20, 2002
Collection Period End Date:    December 31, 2002        Previous Collection Period End Date:       November 30, 2002
--------------------------------------------------------------------------------
I.  Pool Collections
--------------------------------------------------------------------------------
I.    Borrower Interest Collections                                 3,097,939.53
ii    Borrower Principal Collections                               19,433,117.70
iii   Net Liquidation Proceeds                                                 -
iv    Recoveries                                                          570.47
v     Simple Interest Advance                                          67,792.66
vi    Repurchase Amounts (Interest)                                            -
vii   Repurchase Amounts (Principal)                                           -
viii. Total Interest Collections                                    3,165,732.19
ix    Total Principal Collections                                $ 19,433,688.17
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
J.  Pool Balance Reconciliation
--------------------------------------------------------------------------------
I.    Beginning Pool Balance                                      493,088,215.55
ii    Additional Fundings                                                      -
iii   Pool Balance Reductions from Principal Collections           19,433,117.70
iv    Gross Charge-Offs in Period                                       4,413.68
v     Ending Pool Balance                                         473,650,684.17
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
K. Total Available
--------------------------------------------------------------------------------
I.    Total Pool Collections                                       22,599,420.36
ii    Pre-Funding Account Income                                               -
iii   Pre-Funding Account Release                                              -
           Reserve Account Balance                  2,624,940.86               -
           Specified Reserve Account Amount         2,624,940.86               -
                                                   -------------
iv    Reserve Account Release                                  -               -
v     Reserve Account Draw                                                     -
vi    Collected Funds                                              22,599,420.36
--------------------------------------------------------------------------------

M&I Auto Loan Trust 2002-1                                                Page 6
Monthly Servicing Report

Distribution Date                  January 21, 2003                                         Closing Date:     October 10, 2002
Collection Period Begin Date:      December 1, 2002                           Previous Distribution Date:    December 20, 2002
Collection Period End Date:       December 31, 2002                  Previous Collection Period End Date:    November 30, 2002

------------------------------------------------------------------------------------------------------------------------------------
L. Waterfall                                                        Calculation      Amount Due     Amount Available     Amount Paid
                                                                       Steps                        for Distribution
------------------------------------------------------------------------------------------------------------------------------------
I.    Reimbursement of Outstanding Simple Interest Advances       $         0.00   $    66,050.92     22,599,420.36        66,050.92

           Servicing Fee                                              205,453.42
           Previous Servicing Fee Shortfall                                 0.00
                                                                  ==============
ii    Total Servicing Fee                                         $   205,453.42   $   205,453.42     22,533,369.44       205,453.42
iii   Class A Notes Interest Distribution                                              919,978.04     22,327,916.02       919,978.04
iv    Class B Notes Interest Distribution                         $         0.00        34,650.00     21,407,937.98        34,650.00
v     Reserve Fund Deposit                                        $         0.00   $         0.00     21,373,287.98                -
           a) Previous Class A-1 Notes                            $98,349,390.73   $         0.00                 -                -
           b) Previous Note Balance - Pool Balance                $16,698,706.56   $         0.00                 -                -
      X.)  MAX of a) and b)                                       $98,349,390.73   $         0.00                 -                -
                                                                  ==============
vi    Regular Principal Distribution                              $98,349,390.73    98,349,390.73     21,373,287.98    21,373,287.98
vii   Release to Seller                                                                         -                -                 -
------------------------------------------------------------------------------------------------------------------------------------

M&I Auto Loan Trust 2002-1                                                Page 7
Monthly Servicing Report

Distribution Date                   January 21, 2003                                Closing Date:         October 10, 2002
Collection Period Begin Date:       December 1, 2002                  Previous Distribution Date:        December 20, 2002
Collection Period End Date:        December 31, 2002         Previous Collection Period End Date:        November 30, 2002


------------------------------------------------------------------------------------------------------------------------------------
M. Bond Interest Distributions Coupon Number of Days  Current   Previous Interest    Accrued    Total Bond    Total Bond   Interest
                                      in Pay Period   Interest     Shortfall      Interest on  Interest Due  Interest Paid Shortfall
                                                                                   Interest
                                                                                   Shortfall
------------------------------------------------------------------------------------------------------------------------------------
 Total Class A Notes                                 $ 919,978.04      0.00              0.00     919,978.04    919,978.04      0.00
 Class A-1 Notes               1.770%    32          $ 154,736.37      0.00              0.00     154,736.37    154,736.37      0.00
 Class A-2 Notes               1.950%    30          $ 198,250.00      0.00              0.00     198,250.00    198,250.00      0.00
 Class A-3 Notes               2.490%    30          $ 394,250.00      0.00              0.00     394,250.00    394,250.00      0.00
 Class A-4 Notes               3.040%    30          $ 172,741.67      0.00              0.00     172,741.67    172,741.67      0.00
 Class B Notes                 3.520%    30          $  34,650.00      0.00              0.00      34,650.00     34,650.00      0.00
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
N. Bond Principal Distributions

--------------------------------------------------------
 Priority Principal Distribution                       -
 Regular Principal Distribution            21,373,287.98
                                          ==============
 Total Principal Distribution              21,373,287.98
                                                       0

 Class A-1 Notes Principal Distribution    21,373,287.98
 Class A-2 Notes Principal Distribution             0.00
 Class A-3 Notes Principal Distribution             0.00
 Class A-4 Notes Principal Distribution             0.00
 Class B Notes Principal Distribution               0.00
--------------------------------------------------------